Exhibit 99.1

News From

Buena, NJ 08310

Release Date: May 8, 2018

Contact:	Damian Finio Teligent, Inc. (856) 336-9117 www.teligent.com

TELIGENT, INC. ANNOUNCES FIRST QUARTER 2018 RESULTS

BUENA, NJ - (GlobeNewswire) - Teligent, Inc. (NASDAQ: TLGT), a New Jersey-based specialty generic pharmaceutical company, today announced its financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Highlights

•
The Company adopted ASC 606: Revenue from Contracts with Customers ("ASC 606") issued by the Financial Accounting Standards Board on January 1, 2018. To understand the financial impact of adopting ASC 606, see the Reconciliation of Revenue (net), Cost of Revenue and Gross Margin table included

•
After adoption of ASC 606, total revenue of $14.5 million in the first quarter of 2018, a decrease of 26% over the same period in 2017. Total revenue was driven primarily by $8.9 million of sales generated by our U.S. generic topical and injectable pharmaceutical products, a decrease of 34% over the same quarter in 2017 and $4.3 million of international revenues, an increase of 46% over the same quarter in 2017

•	After adoption of ASC 606, gross margin of 36% for the first quarter of 2018, a decrease from the 55% reported in the same period in 2017

•	Operating loss of $3.5 million in the first quarter of 2018, compared to operating income of $3.0 million in the same period in 2017

•	$3.4 million of product development and research expenses in the first quarter of 2018, compared to $3.7 million for the same period in 2017

•
Due to the fluctuation in foreign exchange rates during the first quarter of 2018, we recorded a non-cash gain in the amount of $1.3 million related to the foreign currency translation of our intercompany loans to three of our wholly-owned subsidiaries; and other balances held in currencies other than local currency, compared to a non-cash gain in the amount of $1.1 million in the same period in 2017

•	Adjusted EBITDA, before product development and research expenses, in the first quarter of 2018 was $1.9 million, compared to $8.6 million for the same period in 2017

•	Year to date, the Company received approval for four ANDAs in the U.S.

•	Year to date, the Company launched four new products in the U.S.
“We are pleased with our solid first quarter 2018 financial results, particularly the performance of our US portfolio of topical and injectable pharmaceutical products as well as the continued strong performance and further growth opportunities for our Canadian operations,” said Jason Grenfell-Gardner, President and Chief Executive Officer.

Mr. Grenfell-Gardner continued, “The expansion of our Buena, New Jersey manufacturing facility continues to progress, achieving two major milestones.  I am proud to report the facility went clean on April 20th and manufactured our first injectable engineering batch on April 24th. In addition, we received four ANDA approvals year to date, Betamethasone Dipropionate Lotion USP (Augmented) 0.05%, Halobetasol Propionate Ointment, 0.05%, Ciclopirox Shampoo, 1%, and Clobetasol Propionate Cream USP, 0.05%.  Collectively, these four products represent $189.6 million of addressable market per IQVIA data.”

“We now have 29 ANDAs on file with the US FDA. Based on IQVIA data as of March 2018, these 29 ANDAs represent a total addressable market of approximately $1.8 billion.  We remain confident in the growth of our business, our plans to work closely with all members of the organization to improve profitability, and our ability to deliver gross margin and EBITDA in line with our 2018 guidance.” Mr. Grenfell-Gardner concluded.

About Teligent, Inc.

Teligent is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market. Learn more on our website www.teligent.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as “plan,” “believe,” “continue,” “should” or words of similar meaning. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Teligent, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission. Teligent, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial information required in accordance with U.S. generally accepted accounting principles (GAAP), Teligent is also presenting EBITDA and Adjusted EBITDA which are non-GAAP financial measures. Since EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research costs are non-GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Teligent's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income (loss), plus:

Depreciation expense

Amortization of intangibles

Loss on impairment

Interest expense, net

Non-cash interest expense

Provision for income taxes

Inventory step up and acquisition costs related to acquisitions

Foreign currency exchange gain/loss

Non-cash expenses, such as share-based compensation expense

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company's true operational performance.

While the Company uses EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research costs in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company's performance, it is open to certain shortcomings. EBITDA and Adjusted EBITDA do not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omit share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense.  Due to the inherent limitations of EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research costs, the Company's management utilizes comparable GAAP financial measures to evaluate the business in conjunction with EBITDA and Adjusted EBITDA and encourages investors to do likewise.

The Company also presents a non-GAAP financial measure of adjusted net income (loss) and adjusted net income (loss) per diluted share, to show the adjusted net income when EBITDA adjustments are added back or subtracted out of the traditional GAAP reported net income (loss). Adjusted diluted earnings per share, as defined by the Company, is equal to adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

TELIGENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share information)

	Three months ended March 31,
	2018	2017
Revenue, net	$14,545	$19,891

Costs and Expenses:
Cost of revenues	9,325	8,957
Selling, general and administrative expenses	5,360	4,299
Product development and research expenses	3,391	3,668
Total costs and expenses	18,076	16,924
Operating (loss) income	(3,531)	2,967

Other Income (Expense):
Foreign currency exchange gain/(loss)	1,325	1,079
Interest and other expense, net	(2,572)	(3,132)
(Loss) income before income tax expense	(4,778)	914

Income tax expense	24	83

Net (loss) income attributable to common shareholders	$(4,802)	$831

Basic and diluted (loss) income per share	$(0.09)	$0.02

Weighted average shares of common stock outstanding:
Basic and diluted shares	53,458,513	53,195,580

TELIGENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share information)

	March 31, 2018	December 31, 2017
		(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$13,235	$26,692
Accounts receivable, net	13,415	18,143
Inventories	17,786	16,075
Prepaid expenses and other receivables	2,631	3,622
Total current assets	47,067	64,532
Property, plant and equipment, net	76,708	68,355
Intangible assets, net	56,588	56,017
Goodwill	452	471
Other	277	611
Total assets	$181,092	$189,986

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,937	$10,595
Accrued expenses	11,138	13,502
Total current liabilities	17,075	24,097

Convertible 3.75% senior notes, net of debt discount and debt issuance costs (face of $143,750)	123,571	120,977
Deferred tax liability	153	159
Total liabilities	140,799	145,233

Stockholders’ equity:
Common stock, $0.01 par value, 100,000,000 shares authorized;
53,496,889 and 53,400,281 shares issued and outstanding
as of March 31, 2018 and December 31, 2017, respectively	554	554
Additional paid-in capital	106,958	106,312
Accumulated deficit	(64,896)	(60,094)
Accumulated other comprehensive loss, net of taxes	(2,323)	(2,019)
Total stockholders’ equity	40,293	44,753
Total liabilities and stockholders' equity	$181,092	$189,986

TELIGENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2018 and 2017
(in thousands)

	March 31, 2018	March 31, 2017
Cash flows from operating activities:
Net (loss) income	$(4,802)	$831
Non-cash expenses	3,865	3,395
Changes in operating assets and liabilities	(2,475)	(2,340)

Net cash (used in) provided by operating activities	(3,412)	1,886

Net cash used in investing activities	(9,758)	(8,551)

Net cash provided by financing activities	—	5

Effect of exchange rate on cash and cash equivalents	(287)	132
Net decrease in cash and cash equivalents	(13,170)	(6,660)
Cash and cash equivalents at beginning of period	26,692	66,006

Cash and cash equivalents at end of period	$13,235	$59,478

TELIGENT, INC. AND SUBSIDIARIES
GROSS TO NET DEDUCTIONS
(in thousands)

	Three months ended March 31,
	2018	2017

Gross product sales	$36,548	$54,300

Reduction to gross product sales:
Chargebacks and billbacks	16,915	30,015
Wholesaler fees for service	635	—
Sales discounts and other allowances	5,762	7,849
Total reduction to gross product sales	23,312	37,864

Product sales, net	13,236	16,436
Contract manufacturing product sales	1,298	3,417
Research and development services and other income	11	38

Total revenue, net	$14,545	$19,891

TELIGENT, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)

	Three months ended March 31,
	2018	2017

Net (loss) income	$(4,802)	$831

Depreciation	561	395
Amortization of intangibles	791	687
Loss on impairment	22	—
Interest (income)/expense, net	(22)	851
Non-cash interest expense	2,594	2,281
Provision for income taxes	24	83
EBITDA	(832)	5,128

Foreign currency exchange gain	(1,325)	(1,079)
Non-cash stock-based compensation expense	620	843
Adjusted EBITDA	(1,537)	4,892

Product development and research expenses	3,391	3,668

Adjusted EBITDA, before product development and research expenses	1,854	8,560

TELIGENT, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTED NET (LOSS) INCOME
(in thousands, except share and per share information)

	Three months ended March 31,
	2018	2017

Net (loss) income	$(4,802)	$831

Non-cash interest expense	2,594	2,281
Provision for income taxes	24	83
Amortization of intangibles	791	687
Loss on impairment	22	—
Foreign currency exchange gain	(1,325)	(1,079)
Non-cash stock-based compensation expense	620	843
Adjusted net (loss) income	$(2,076)	$3,646

Non-GAAP adjusted net (loss) income per diluted share	$(0.04)	$0.07

TELIGENT, INC. AND SUBSIDIARIES
RECONCILIATION OF REVENUE, NET, COST OF REVENUES AND GROSS MARGIN
(in thousands)

	Three months ended March 31,
	2018	2018 *	2017

Revenue, net	$15,180	$15,180	$19,891
Wholesaler fees for service	635	—	—
Revenue, net	14,545	15,180	19,891

Cost of revenue	9,960	9,960	8,957
Wholesaler fees for service	635	—	—
Cost of revenue	9,325	9,960	8,957

Gross margin	34%	34%	55%
Wholesaler fees for service	2%	0%	7%
Gross margin	36%	34%	62%

* These figures represent financial results for the three months ended March 31, 2018 had ASC 606 not been adopted.